UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 12, 2019

ACQUIRED SALES CORP.

(Exact name of registrant as specified in its charter)

Nevada	87-0479286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31 N. Suffolk Lane, Lake Forest, Illinois	60045
(Address of principal executive offices)	(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On February 27, 2019, Acquired Sales Corp. (the “Company”) signed a definitive Stock Purchase Agreement (the “SPA”) with Ablis LLC (“Ablis”), Bendistillery Inc. d/b/a Crater Lake Spirits (“Bendistillery”), Bend Spirits, Inc. (“Bend Spirits”), Bendis Homes Pinehurst, LLC, James A. Bendis, Alan T. Dietrich, Gerard M. Jacobs and William C. “Jake” Jacobs to purchase 4.99% of the common stock of Ablis for $399,200 in cash, to purchase 4.99% of the common stock of Bendistillery for $1,347,300 in cash, and to purchase 4.99% of the common stock of Bend Spirits for $149,700 in cash. The purchases are expected to close during March 2019. Under the SPA the Company will have the right to purchase up to an additional 15% of the common stock of each of Ablis, Bendistillery and Bend Spirits at the same respective prices per share.

The foregoing description of the SPA does not purport to be complete and is qualified in its entirety by reference to the full text of the SPA, which is attached as Exhibit 10.35 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Registration Rights Agreement

Effective on February 27, 2019, in connection with the closing of an investor stock purchase agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the certain investors.

Pursuant to, and subject to the limitations set forth in, the Registration Rights Agreement, the relevant stockholders have piggyback registration rights, such that, each time the Company decides to file a registration statement under the Securities Act (other than on Forms S-4 or S-8) covering the offer and sale by it or any of its security holders of any of its securities for money, the Company shall give written notice thereof to all holders of the Company’s registerable securities. The Company shall include in such registration statement such shares of registerable stock for which it has received written requests to register such shares within 30 days after such written notice has been given.

These registration rights are subject to certain conditions and limitations, including underwriter’s cutback wherein an underwriter may limit the number of shares to be included in a registration or offering and the Company’s right to delay or withdraw a registration statement under certain circumstances. These registration rights are also subject to hold-backs such that stockholders may not sell, make any short sale of loan, grant any option for the acquisition of; or otherwise dispose of any Registerable Securities (other than those included in such registration) without the prior written consent of such managing underwriter for a period (not to exceed 30 days before the effective date and 90 days thereafter).

In addition, while the stockholders do not have formal demand registration rights, the Company has agreed to use commercially reasonable efforts to file a registration statement as soon as reasonably practicable covering shares of common stock into which outstanding Series A Preferred Stock may be converted.

Subject to certain limitations, the Company will generally pay all registration expenses in connection with its obligations under the Registration Rights Agreement. The obligation to register shares under the Registration Rights Agreement will terminate as to any Stockholder and expire on December 31, 2019.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is attached as Exhibit 4.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On February 27, 2019, the Company accepted subscriptions from accredited investors to purchase 23,400 shares of newly issued Series A Convertible Preferred Stock (“Preferred Stock”) for an aggregate purchase price of $2,340,000 in cash. These 23,400 shares of Preferred Stock are convertible at the option of the holders into 2,340,000 shares of newly issued common stock of the Company, or $1.00 per share of common stock of the Company. As discussed in Item 1.01 of this Current Report on Form 8-K “Entry into a Material Definitive Agreement - Registration Rights Agreement”, the Company has committed to file a registration statement covering the shares of newly issued common stock of the Company into which the Preferred Stock can be converted. The Preferred Stock will receive an annual dividend, and will be subject to mandatory conversion, under terms and conditions set forth in the Certificate of Designation of the Preferred Stock as discussed in Item 5.03 of this Current Report on Form 8-K “Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year”.

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Election of Thomas W. Hines as a Director

Effective as of February 27, 2019, the Board of Directors (the “Board”) of the Company elected Thomas W. Hines to serve as a director until the next annual meeting of shareholders and until his successor is duly elected and qualified.

Thomas W. Hines, age 60, is a Vice President with Lowery Asset Consulting. Previously, Mr. Hines served as the Executive Vice President at Good Harbor Financial, as the National Director of Financial Planning at The Northern Trust Company, and as a tax partner at Ernst & Young in the financial planning group. Mr. Hines is a Certified Public Accountant (CPA) and a Chartered Financial Analyst (CFA). Mr. Hines holds a Bachelor of Science degree in Accounting from Marquette University, and a Master of Science in Taxation from the University of Wisconsin-Milwaukee.  Mr. Hines has been featured in publications including Fortune, American Banker, and the Premier edition of Wealth magazine. Mr. Hines has completed over 120 Triathlons, including the Hawaii Ironman World Championship.

At this time, there is no arrangement to pay Mr. Hines compensation for his service as a director of the company. He is likely to be reimbursed by the Company for board-related expenses which, as of the date of this Current Report on Form 8-K, are not expected to be material.

Appointment of William C. “Jake” Jacobs, CPA as President, Chief Financial Officer and Treasurer

Effective as of February 27, 2019, the Board appointed William C. “Jake” Jacobs, CPA, the son of our Company’s Chief Executive Officer Gerard M. Jacobs, to serve as the President, Chief Financial Officer and Treasurer of the Company. Those positions were previously held by Gerard M. Jacobs who stepped down from the positions to focus on the Chief Executive Officer role. Gerard M. Jacobs will remain as the Company’s Chairman, Chief Executive Officer and Secretary.

Prior to becoming the President, Chief Financial Officer and Treasurer of the Company, William C. Jacobs, CPA, age 30, served as an independent contractor for the Company for the past several years. Mr. Jacobs also is the President and Chief Financial Officer of Beachin Company, which owns and manages multi-family apartment buildings in Daytona Beach, Florida. Previously, Mr. Jacobs worked in the Assurance Division of Ernst & Young (doing business as EY), auditing both publicly traded and privately held companies. Mr. Jacobs graduated from the University of Southern California, with a double major in Accounting and Finance. In 2015, Mr. Jacobs won a Gold Medal at the United States of America Snowboard and Freeski Association (USASA) National Championships in the BoarderCross Snowboard Senior (23-29) Men’s division.

William C. Jacobs will earn compensation from the Company at the rate of $5,000 per month. He is also entitled to reimbursement for all of his business-related expenses. As of the date of this Current Report on Form 8-K, the Company owes Mr. Jacobs $175,000 for unpaid independent contractor fees that have been accruing since 2016.

Pursuant to the SPA described in Section Item 1.01 above, William C. Jacobs is expected to be granted full access to the corporate and financial books and records of “Sellers” Ablis, Bendistillery and Bend Spirits, and will be able to monitor and be allowed to ask Sellers' internal financial personnel and their CPA questions from time to time regarding Sellers' financial results, balance sheets, transactions, expenses, financial controls, tax returns and other tax forms. Pursuant to the SPA, he shall also be provided accurate and complete answers to such questions including supporting documentation, and shall be copied on all communications between Sellers and their CPA. In addition, Sellers shall pay William C. Jacobs a quarterly fee in connection with the foregoing in an amount which shall be mutually acceptable to James A. Bendis and William C. Jacobs, but which in no event shall be less than $5,000 per quarter, and Sellers shall pay or reimburse all of William C. Jacobs' reasonable expenses incurred in connection with business trips to Bend, Oregon, to perform such financial oversight functions and to provide consulting/advisory services to Sellers relating thereto.

Committees of the board of directors to which Messrs. Hines and William C. Jacobs have been named

Messrs. Hines and William C. Jacobs will be members of the Company’s Investment Committee, recently formed by the Board of Directors. In addition to Messrs. Hines and William C. Jacobs, the initial members of the Investment Committee will include Gerard M. Jacobs. Future acquisitions by the Company of direct equity ownership interests in any entity other than Ablis, Bendistillery and Bend Spirits will be subject to unanimous approval by such Investment Committee and to majority approval by the Board of Directors of the Company, provided that the requirement of unanimous approval by such Investment Committee will be terminated if the investors in the Preferred Stock no longer hold 25% or more of their investment in the form of Preferred Stock or common stock of the Company following conversion, or if the Company’s common stock has closed at $10.00 per share or higher for 20 consecutive trading days and there have been on average at least 50,000 shares traded on each of those 20 consecutive trading days, or if 84 months have passed since the first date that the registration statement is effective.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2019, the Company filed a certificate of designation of the relative rights and preferences of the Series A convertible preferred stock of Acquired Sales Corp. (the “Series A Designation”). In connection with the Series A Designation, the Company authorized 400,000 shares of its Series A Preferred Stock. Pursuant to the Series A Designation, each share of Series A Preferred Stock may be converted into 100 shares of common stock. The Series A Preferred Stock pays dividends at the rate of 3% annually. The Series A Preferred Stock dividends are cumulative if the Company does not have the necessary cash to pay the dividend when due. The Series A Preferred Stock dividends shall cease to accrue at such time as the Company’s Common Stock has closed at $3.00 per share or higher for 20 consecutive trading days after the first date that the registration statement is effective, and there have been, on average, at least 25,000 shares traded on each of those 20 consecutive trading days. The Series A Preferred Stock have no voting rights. The holders of the Series A Preferred Stock shall have voluntary conversion rights. Shares of Series A Preferred Stock are subject to Mandatory Conversion (in the discretion of the Company) at such time as the Company’s Common Stock has closed at $5.00 per share or higher for 20 consecutive trading days after the first date that the registration statement is effective, and there have been, on average, at least 50,000 shares traded on each of those 20 consecutive trading days.

The foregoing description of the Series A Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Series A Designation, which is attached as Exhibit 4.4 to this Current Report on Form 8-K and incorporated in this Item 5.03 by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.35Stock Purchase Agreement (the “SPA”) with Ablis LLC (“Ablis”), Bendistillery Inc. d/b/a Crater Lake Spirits (“Bendistillery”), Bend Spirits, Inc. (“Bend Spirits”), Bendis Homes Pinehurst, LLC, James A. Bendis, Alan T. Dietrich, Gerard M. Jacobs and William C. “Jake” Jacobs

Exhibit 4.3 Registration Rights Agreement

Exhibit 4.4Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of Acquired Sales Corp.

Exhibit 99.1Press Release Dated March 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

/s/ Gerard M. Jacobs

Gerard M. Jacobs

Chief Executive Officer

Dated:  March 4, 2019